                                                             EXHIBIT 10.6

                                   AGREEMENT
                                   ---------


     AGREEMENT, made this 11th day of October, 1993, by and between ___________________ ("Executive") and PROVIDENCE JOURNAL COMPANY, a Rhode Island corporation (the "Company").
                              W I T N E S S E T H:
     WHEREAS, the Company wishes to assure itself of continuity of management in the event of any actual or threatened change in the control of the Company; and

     WHEREAS, the Company and the Executive desire to embody in a written agreement the terms and conditions under which the Executive shall be employed by the Company in the event of any actual or threatened change of control of the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

Section 1.  Definitions.
- -----------------------

     1.1. Change of Control.  "Change of Control" shall mean a change of
          -----------------
control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Company is then subject to such reporting requirements. Further, without limiting the generality of the foregoing, such a Change of Control shall be deemed to have occurred if any of the following events takes place:

          (a) The Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter;

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

          (b) During any period of twenty-four consecutive months, individuals who at the beginning of such period constitute the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors; or

          (c) At any time when the outstanding voting securities of the Company are required to be registered under Section 12 of the Act, any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner", as defined in Rule 13d-3 under the Act, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; provided,
                                                                    --------
however, this clause (c) shall not apply to the acquisition by a person of
- -------
securities of the Company representing 20% or more, but less than 50% of the combined voting power of the Company's then outstanding securities if such acquisition of securities has been approved by a vote of at least two thirds of the directors in office just prior to the issuance or sale of securities to such person. For purposes of this paragraph (c), (i) the share holdings of the Voting Trustees under the Voting Trust Agreement dated September 20, 1956, as amended and extended, the voting trust certificates issued thereby and the existence of Voting Trust itself shall be ignored, and (ii) the term "person" shall exclude any person or group who on the date hereof is the beneficial owner, directly or indirectly, of securities representing 10% or more of the combined voting power of the Company's presently outstanding securities. Notwithstanding the foregoing, in no event shall the consummation of the spin-off reorganization approved by the Board of Directors of the Company on August 24, 1993 constitute a Change of Control for purposes of this Agreement (the "Spinoff Reorganization").

     1.2. Effective Date.  "Effective Date" shall mean the date on which a
          --------------
Change of Control occurs.

     1.3. Term of Employment.  "Term of Employment" shall mean the period
          ------------------
commencing on the Effective Date and ending on the earliest of:

          (a) Executive's death or Total Disability (as hereinafter defined);

          (b) termination of the Term of Employment pursuant to Section 4 below;

          (c) two (2) years from the Effective Date.

Neither the expiration of the Term of Employment nor the termination of the Agreement will relieve the Company of the obligation to provide Executive, in accordance with the terms hereof, the payments, benefits and coverage to which he has become entitled under the Agreement.

     1.4. Total Disability.  "Total Disability" shall mean a mental or physical
          ----------------
condition which in the reasonable opinion of the company renders the Executive unable or incompetent to carry out the job responsibilities attendant to his office, which condition shall have existed for a period of 365 or more consecutive days. If any controversy should arise as to whether a disability exists, the Executive or the Company may require that the Executive be examined by a physician and in such case the choice of such a physician shall be made by mutual agreement between the Executive and the Company. If they are unable to agree, the examining physician shall be a physician in the Providence metropolitan area who has been designated by the Dean of the Division of Biological and Medical Sciences of Brown University, Providence, Rhode Island.

Section 2.  Employment.
- ----------------------

     2.1. Capacity and Situs of Employment.  The Company agrees to employ
          --------------------------------
Executive throughout the Term of Employment, during which (a) Executive's position, authority, duties and responsibilities shall be reasonably commensurate in all material

                                       3
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respects with those held, exercised and assigned at any time during the six month period immediately preceding the Change of Control, and (b) Executive's situs of employment will be at the Company's executive headquarters in Providence, Rhode Island or such other location within a sixty (60) mile radius of the Providence City Hall (hereinafter referred to as the "Area") to which the Company's executive headquarters may be moved.

     2.2. Services of the Executive.  Executive agrees, subject to Sections 4.3
          -------------------------
and 4.4 below, to remain in the Company's employ during the Term of Employment, on the terms described in Section 2.1.

     Excluding periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote substantially all of his attention, energy and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge responsibilities assigned to Executive hereunder, to use his best efforts to perform such responsibilities faithfully and efficiently. Executive may (a) serve on corporate, civic and charitable boards or committees, (b) deliver lectures and fulfill speaking engagements and
(c) manage personal investments, so long as such activities do not interfere with the performance of Executive's responsibilities. To the extent that any such activities have been conducted by Executive prior to the Change of Control, such prior conduct, and any subsequent conduct similar in nature and scope, shall not be deemed to interfere with the performance of Executive's responsibilities.

Section 3.  Compensation & Benefits During the Term of Employment.
- ------------------------------------------------------ ----------
     3.1. Compensation.  The Company will pay as compensation to Executive for
          ------------
his services as an employee during the Term of Employment -

          (a) base annual salary at a rate equal to or greater than the rate of base salary in effect for Executive immediately

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prior to the Change of Control; plus

          (b) provide an annual bonus opportunity (as a percentage of base salary) equal to or greater than the annual bonus plan in effect prior to a Change of Control.

     3.2. Benefits.  In addition, for his services as an employee during the
          --------
Term of Employment, Executive will receive all life, disability, accident and group health insurance benefits, retirement and deferred compensation, and all other fringe benefits and payments under additional benefit plans, all in an amount or with a value reasonably comparable to those benefits being provided by the Company to the Executive immediately prior to the Change in Control, including but not limited to the following -

          (a) Executive will participate fully in the Company's Retirement Plan and the Providence Journal Qualified Compensation Deferral Plan (the "401(k) Plan") (and/or any successor plan or plans), (the Company's Retirement Plan and 401(k) Plan and any successor plan or plans are hereinafter referred to as the "Plans") with benefit accruals under the Retirement Plan and Company contributions for the benefit of Executive under the 401(k) Plan at least at the same level as immediately prior to the Change of Control, or Executive will receive annual cash payments from the Company each at least equal to the total value of such benefit accruals and Company contributions for him under the Plans for the last fiscal year of the Company ending prior to the Change of Control.

          (b) Executive will participate fully, together with his dependents and beneficiaries, in all life insurance plans, accident and health plans and other welfare plans, maintained or sponsored by the Company immediately prior to the Change of Control, or receive substantially equivalent coverage (or the full value thereof in cash annually in advance from the Company);

          (c) Executive will participate fully in additional benefit plans offered by the Company to executives immediately prior to or after the Change of Control; and

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

          (d) Executive will receive fringe benefits (which shall not include any benefit referred elsewhere in this Section 3), including paid holidays, paid vacation, executive physical examinations, office, office furnishings and equipment and support staff, at least comparable to those provided to Executive immediately prior to the Change of Control, as well as reimbursement, upon proper accounting, of reasonable expenses and disbursements incurred by Executive in the course of his duties.

     3.3. Acceleration of Payment of Deferred Compensation. Contemporaneous
          -------------------------------------------------
with the Change of Control, all amounts accrued by the Company for the Executive under the terms of the Providence Journal Company & Subsidiaries Deferred Compensation Plan, the Management Incentive Compensation Plan, the Long Term Incentive Plan, or any similar compensation or benefit plans, shall be vested and paid to Executive in a single payment within thirty (30) days of the Executive's termination of employment.

     3.4. Acceleration of Payment in Connection with the Stock Plans.
          ---------------------------------------------------- -----
Contemporaneous with a termination of employment subsequent to a Change of Control, the Company shall vest and pay to the Executive upon termination of employment, in a single payment an amount equal to the value of all benefits accrued by Executive pursuant to the terms of any restricted stock, stock units plan, or stock option plan, if and only if such payment is not considered a "parachute payment", under Section 280G of the Code. If such payment described above would be considered a "parachute payment" then the value of Executive's benefits pursuant to any stock plans shall be deposited in a trust account for the benefit of Executive pursuant to the terms of Section 10 hereof.

Section 4.  Termination of Employment.
- -------------------------------------

     4.1. Termination other than for Cause.  In the event Executive's
          --------------------------------
employment is terminated by the Company during the Term of Employment for any reason other than "Cause" (as defined in Section 4.5 below), the Company will pay Executive, as liquidated damages a lump sum cash payment, payable within ten
(10)
days of his termination, equal to 150% of (i) Executive's highest annual base salary in effect at any time during the three-year period immediately preceding his termination (including in base salary for this purpose any amount contributed by the Company on his behalf to the Company's 401(k) Plan) plus (ii) the amount of the target bonus opportunity immediately preceding his termination.

     4.2. Participation in Benefit Plans.  In the event of a termination
          ------------------------------
described in Section 4.1 above, Executive, together with his dependents and beneficiaries, will continue following his termination to participate fully, in accordance with Section 3.2(b) above, in all life insurance plans, accident and health plans and other welfare plans, maintained or sponsored by the Company immediately prior to the termination, or receive substantially equivalent coverage (or the full value thereof in cash) from the Company, until the earlier of (a) the first anniversary of his termination or (b) the Executive's eligibility for comparable benefit plans with another employer.

     4.3.  Resignation By Executive - Constructive Termination.
           ---------------------------------------------------

          (a) If Executive resigns during the Term of Employment in accordance with Section 4.3(b) below, his employment will be deemed to have been terminated by the Company for reasons other than Cause (and he will be deemed to have offered to continue to provide services to the Company), and he will be entitled to all the payments and rights and benefits described in Sections 4.1 and 4.2.

          (b) Executive may resign in accordance with this Section 4.3 upon the occurrence of any of the following events:

          (i) any reduction of, or failure to pay, Executive's base annual salary or annual bonus in breach of Section 3.1 above;

         (ii) a determination by Executive made in good faith that, as a result of the Change of Control and a change in circumstances thereafter significantly affecting his position, including, without limita-tion, a major change in scope of the business or other activities for which he was responsible immediately prior to the Change of Control, he has been rendered substantially unable to carry out, or has been substantially hindered in the performance of, any of the authority, duties or responsibilities contemplated by Section 2.1 above;

        (iii) the failure of the Company after a Change of Control to comply with and satisfy Section 6.1 or 6.2 below;

         (iv) relocation by the Company of its principal executive offices or any event that causes Executive to have his principal location of work changed to any location outside the Area as defined in
              Section 2.1(b).

          (v) without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Company or any successor thereto or transferee or substantially all of the assets thereof.

     4.4. Resignation by Executive.  If Executive resigns during the Term of
          ------------------------
Employment for any reason not contemplated by Section 4.3 above, he shall receive base salary, annual bonus, and other incentive compensation earned during the calendar year of his resignation. In addition, all vested deferred and incentive compensation shall become payable.

     4.5. Termination for Cause.  If Executive is dismissed by the Company for
          ---------------------
Cause, he will not be entitled to payments or benefits provided under Section
4.1 or 4.2. "Cause" means the intentional commission by Executive of theft, embezzlement or other serious and substantial crimes against the Company, intentional wrongful engagement in "competitive activity" in violation of
Section 8 below or intentional wrongful disclosure of confidential information of the Company which materially affects the Company. For purposes of this definition, no act or omission shall be considered to have been "intentional" unless it was not in good faith and Executive had knowledge at the time that the act or omission was not in the best interest of the Company. Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to Executive a copy of a resolution, duly adopted by the affirmative vote of not less than three-quarters of the Board of Directors of the Company then in office, at a meeting of the Board called and held for such purpose finding that, in the good faith opinion of the Board, Executive committed an intentional act set forth above and specifying the particulars thereof in detail. Nothing herein shall limit the right of Executive or his beneficiaries to contest the validity or propriety of any such determination.

     4.6. Dispute Resolution.  If Executive's employment is alleged to be
          ------------------
terminated for Cause or if Executive's right to resign under Section 4.3 or 4.4 is disputed, Executive may initiate binding arbitration in Rhode Island before the American Arbitration Association (AAA) and under its rules by serving a notice to arbitrate upon the Company and AAA or, at Executive's election, institute judicial proceedings, in either case within 90 days of the effective date of his termination or, if later, his receipt of notice of termination or such longer period as may be reasonably necessary for Executive to take such action if illness or incapacity should impair his taking such action, within the 90-day period. Provided the Executive initiates such action in good faith the Company agrees (i) to pay the costs and expenses (including fees of counsel to the Executive) of any such arbitration or judicial proceeding, and (ii) to pay interest to Executive on any amounts found to be due to Executive hereunder during any period of time that such amounts are withheld pending arbitration and/or judicial proceedings. Such interest will be at the base rate most recently announced by Rhode Island Hospital Trust National Bank (or its successor) prior to the commencement of the arbitration or litigation. The Company and Executive agree that any arbitration award shall be binding and may be enforced by any court of competent jurisdiction.

     4.7. Death or Total Disability of the Executive.
          ------------------------------------------

          (a) If Executive dies or suffers a Total Disability during the Term of Employment, then this Agreement shall terminate and the Company, its successors and assigns shall be relieved and discharged of any and all obligations whatsoever to make further payment to Executive pursuant to the terms of this Agreement after the date of death or Total Disability of Executive, except as to base salary earned for services actually rendered and vacation pay accrued prior to the date of death or Total Disability of Executive. In the case of Total Disability of Executive, the Executive will continue to receive full compensation hereunder during the 365 day period prior to a determination of Total Disability.

          (b) If Executive dies following a termination of employment which entitled him to payments and benefits under this Section 4 but prior to receipt of all such payments and benefits, his beneficiary (as designated to the Company in writing) or, if none, his estate, will be entitled to receive all unpaid amounts and benefits due under this Agreement.

     4.8. Enforcement of Rights.  Termination of Executive's employment,
          ---------------------
whether or not giving rise to payments or benefits under this Section 4, will not in any way prevent Executive from enforcing rights to payments or benefits under Section 3 relating to periods during which he was employed.

     4.9. Termination of Employment not to Affect Rights and Obligations set
          ------------------------------------------------------------------
forth in Section 9.  Termination of Executive's employment for any reason will
- ------------------
not in any way affect the rights and obligations of the parties as set forth in
Section 9 hereof.

Section 5. Payment of Fees, Costs and Expenses.
- ----------------------------------------------

     It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action or arbitration proceeding because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if Executive determines in good faith that the Company has failed to comply with any of its obligations under this Agreement or if the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or arbitration proceeding designed to deny, or to recover from, the Executive the benefits intended to be provided to the Executive under Section 5 hereof, the Company will promptly, upon request of the Executive in the event of the likelihood of a Change of Control or upon a Change of Control, use its best efforts to secure an irrevocable standby letter of credit (the "Letter of Credit"), issued by Rhode Island Hospital Trust National Bank or another bank of comparable or greater size (the "Bank") for the benefit of the Executive providing that the fees and expenses of counsel selected from time to time by the Executive pursuant to this Section 5 or in proceedings contemplated by Section 4.6 shall be paid, or reimbursed to the Executive if paid by the Executive, on a regular, periodic basis upon presentation by the Executive to the Bank of a statement or statements prepared by such counsel in accordance with its customary practices. The Company shall pay all amounts and take all action necessary to maintain the Letter of Credit during the Term of Employment and for one (1) year thereafter and if, notwithstanding the Company's complete discharge of such obligations, such Letter of Credit shall be terminated or not renewed, the Company shall obtain a replacement irrevocable clean letter of credit drawn upon a commercial bank selected by the Company and reasonably acceptable to the Executive, upon substantially the same terms and conditions as contained in the Letter of Credit, or any similar arrangement which, in any case, assures the Executive the benefits of this Agreement without incurring any cost or expense for enforcement against the Company or the defense thereof.

Section 6.  Merger or Acquisition.
- ---------------------------------

     6.1. Assumption of Obligations.  If the Company is at any time before or
          -------------------------
after a Change of Control merged, consolidated or reorganized into or with any other corporation or other entity (whether or not the Company is the surviving entity), or if substantially all of the assets of the Company are transferred to another corporation or other entity, the entity arising from such merger, consolidation or reorganization, or the acquirer of such assets, shall (by agreement in form and substance satisfactory to Executive) expressly assume the obligations of the Company under this Agreement. Specifically, if the Spin-off Reorganization is carried out, the corporation or entity which will employ Executive upon the consummation thereof shall expressly assume the obligations of the Company under this agreement.

     6.2. Executive's Rights to Benefits.  In the event of any merger,
          ------------------------------
consolidation, reorganization or sale of assets described above, nothing contained in this Agreement will detract from or otherwise limit Executive's right to or privilege of participation in any stock plans or any bonus, profit sharing, savings, pension, group insurance, hospitalization or other incentive or benefit plan or arrangement which may be or become applicable to executive of the corporation resulting from such merger or consolidation or the corporation acquiring such assets of the Company.

     6.3. References.  In the event of any merger, consolidation,
          ----------
reorganization or transfer of assets described above, references to the Company in this Agreement shall, unless the context suggests otherwise, be deemed to include the entity resulting from such merger or consolidation or the acquirer of such assets of the Company.

Section 7.  Competitive Activity/Confidentiality.
- ------------------------------------------------

     7.1. Non Compete.
          -----------

     During a period ending one year following Executive's termination of employment, if Executive shall have received or shall be receiving payments under Section 4.1 hereof, Executive shall not, without the prior written consent of the Company, engage in any competitive activity. For purposes of this Agreement, the term "competitive activity" shall mean Executive's participation, without the written consent of an officer of the Company, in the management of any business enterprise if such enterprise engages in substantial and direct competition with the Company (as constituted on the date of Executive's termination) and such enterprise's sales or any product or service competitive with any product or service of the Company amounted to 25% of such enterprise's net sales for its most recently completed fiscal year and if the Company's net sales of said product or service amounted to 25% of the Company's net sales for its most recently completed fiscal year. "Competitive activity" shall not include the ownership of securities in any such enterprise and exercise of rights appurtenant thereto or participation in management of any such enterprise other than in connection with the competitive operations of such enterprise.

     7.2. Confidentiality.  The Executive agrees that from this date hereof he
          ---------------
will not disclose or release to any other person or entity, the Company's trade secrets, confidential business practices, client lists, the details of this Agreement, or other proprietary information without written authorization from the Company. Nothing shall be deemed a Company trade secret, confidential business practice or other proprietary information that is public knowledge.

Section 8.  Change of Control following Certain Circumstances.
- -------------------------------------------------------------

     Notwithstanding any provision herein to the contrary, should a Change of Control occur subsequent to Executive's death, Total Disability or retirement from the Company, the remainder of any benefits owed under the terms of the Providence Journal Company & Subsidiaries Deferred Compensation Plan, Management Incentive Compensation Plan, Long Term Incentive Plan, any stock plans or other non-qualified deferred compensation plan, including interest, shall be paid in full on the date of the Change of Control. This
Section 8 shall not apply to any benefits payable pursuant to the terms of any stock plan if such payment would be considered a "parachute payment", then the value of Executive's benefits pursuant to the stock plan shall be deposited in a trust account for the benefit of Executive pursuant to the term of Section 9 thereof.

Section 9.  Stock Plans
- -----------------------

     9.1. Establishment of a Trust.  Contemporaneous with the Change of Control
          ------------------------
an amount equal to the value of vested and non-vested benefits accrued by Executive under the terms of any stock plans and unpaid as of said date which, if paid on such date, would be considered a "parachute payment" shall be deposited by the Company in a trust created by the Company which shall include the following terms (the "Trust"):

          (a) The trustee shall be independent corporate fiduciary.

          (b) A separate account shall be maintained for the Executive.

          (c) Trust assets are to be invested in the discretion of the trustee in a manner which protects principal from risk of substantial loss.

          (d) Payments from the Trust to Executive are to be made in accordance with any stock plans and the terms of this Agreement.

          (e) In the event of bankruptcy or insolvency of the Company, a court can direct that payments be made from the Trust funds to a creditor of the Company directs.

          (f) If assets remain in Executive's Trust account after all benefits have been paid from it, the surplus will be returned to the Company or allocated to other accounts in the Trust as the Company directs.

          (g) The Trust may be amended by the Company and the trustee provided that the Trust must remain irrevocable and Trust assets may be used solely to pay benefits under any company stock plans, subject to claims of creditors.

  (h) If at any time during the term of the Trust, the company has less than an investment grade rating, all vested assets in Executive's Trust account shall be payable to him immediately in a single payment.

     9.2. Interest.  The interest on amounts payable to the Executive in
          --------
installments pursuant to the stock plans shall be compounded annually as of December 31. The rate of interest on such installments shall be the greater of
(i) the rate of interest computed in accordance with the terms of any stock plans then in effect or (ii) the average annual rate of interest paid by Rhode Island Hospital Trust National Bank during the prior twelve months on $10,000 three year certificates of deposit.

     9.3. Installment Payments.  Notwithstanding any contrary provision in any
          --------------------
stock plans, amounts payable to Executive in installments pursuant to the terms of the stock plans shall be payable in substantially equal installments.

     Notwithstanding any provision herein to the contrary, the obligations of the Company as set forth in Sections 9.1, 9.2, and 9.3 hereof shall be in effect as to all unpaid amounts payable to Executive under any stock plans, regardless
      ---
of whether Executive is employed by the Company at the time of the Change of Control or a Change of Control occurs after Executive's death, Total Disability or retirement from the Company. In addition, on the annual anniversary of the establishment of the Trust the Company shall be obligated to deposit additional amounts in the Trust equal to the excess of the value of his account in the stock plans over the value of his Trust account.

Section 10.  Termination of this Agreement.
- ------------------------------------------

     Either the Company or Executive may, by giving 60 days written notice to the other party, terminate this Agreement as of the second or any subsequent annual anniversary of the occurrence of a Change of Control.

Section 11.  Withholding of Taxes.
- ---------------------------------

     All payments required to be made by the Company hereunder to Executive or his dependents, beneficiaries or estate will be subject to the withholding or such amounts relating to tax and/or other payroll deductions as may be required by law.

Section 12.  Amendment.
- ----------------------

     No amendment, change or modification of this Agreement may be made except in writing, signed by or on behalf of both parties.

Section 13.  Miscellaneous.
- --------------------------

     13.1. Binding Effect.  The provisions of this Agreement shall be binding
           --------------
upon and shall inure to the benefit of Executive, his executors, administrators, legal representatives and assigns, and the Company and its successors and assigns.

     13.2. Governing Law.  The validity, interpretation and effect of this
           -------------
Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island.
     13.3. Severability.  The invalidity or enforceability of any provision of
           ------------
this Agreement shall not effect the validity of any other provision.

     13.4. No Set-Off.  There shall be no right of set-off or counterclaim, in
           ----------
respect of any claim, debt or obligation, against any payments to Executive, his dependents, beneficiaries or estate provided for in this Agreement, and nothing in this Agreement shall relieve the Company of its obligations to Executive under any other agreement, plan, contract or arrangement. No right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process or assignment by operation of law. Any attempt, voluntary or involuntary to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

     13.5. Assignability.  No right or interest to or in any payments shall be
           -------------
assignable by the Executive; provided, however, that this provision shall not
                             --------  -------
preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries" as used in this Agreement shall mean a beneficiary or beneficiaries so designated to receive any such amount, or if no beneficiary has been so designated, the legal representative of the Executive's estate.

     13.6. Counterparts; Headings.  This Change of Control Agreement may be
           ----------------------
executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     13.7. Entire Agreement.  This instrument contains the entire agreement of
           ----------------
the parties pertaining to the subject matter contained herein and supersedes and is in lieu of any and all other employment arrangements having affect as of the effective date.

     13.8.  Notices.  All notices given hereunder shall be in writing and shall
            -------
be delivered personally or sent by prepaid registered or certified mail, return receipt requested, addressed as follows:

     If to the Company:
          Providence Journal Company
          75 Fountain Street
          Providence, RI   02902
          Attention:  Vice President Human Resources

     If to the Executive:
          __________________________
          __________________________
          __________________________


     All notices shall be deemed to be given on the date received at the address of the addressee, or if delivered personally, on the date delivered.

     IN WITNESS WHEREOF, the Company and Executive have each caused this Agreement to be duly executed and delivered as of the date set forth above.

ATTEST:                                PROVIDENCE JOURNAL COMPANY


                                       By:__________________________
                                       Title:_______________________

WITNESS:


_____________________________          _____________________________
                                       Executive

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